EXHIBIT 31.3

                         RULE 13a-14(a) CERTIFICATION

      I, Roger L. Fix, President and Chief Executive Officer of Standex International Corporation certify that:

      I have reviewed this Annual Report on Form 10-K/A of Standex International Corporation;

      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


Date:  March 9, 2004


/s/  Roger L. Fix
______________________________
Roger L. Fix
President/Chief Executive Officer